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                                                 February 26, 1996

The Glenmede Portfolios
135 East Baltimore Street
Baltimore, MD  21202

         Re:      Post-Effective Amendment No. 7 to Registration
                  Statement on Form N-1A (Registration No. 33-46593)
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Ladies and Gentlemen:

                  We have acted as counsel for The Glenmede Portfolios, a Massachusetts business trust (the "Fund"), in connection with the registration, of 445,571 shares of beneficial interests of the Fund's New Jersey Muni Portfolio and Muni Intermediate Portfolio (collectively, the "Shares") pursuant to Post-Effective Amendment No. 7 to the Fund's Registration Statement under the Securities Act of 1933, as amended. The registration of such Shares has been made in reliance upon Rule 24e-2 under the Investment Company Act of 1940, as amended. The Fund is authorized to issue an unlimited number of shares of each Portfolio, with a par value of $.001.

                  We have reviewed the Fund's Master Trust Agreement ("Trust Agreement"), its By-Laws, resolutions adopted by its Board of Trustees and shareholders, a certificate of the Fund's Secretary and such other legal and factual matters as we have deemed necessary. We also have relied upon an opinion of Ropes & Gray, local Massachusetts counsel to the Fund, as to matters to which the laws of the Commonwealth of Massachusetts are applicable. In our review, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

                  On the basis of and subject to the foregoing, we are of the opinion that the Shares, when issued for payment as described in the Fund's prospectus pertaining to said Shares, will be validly issued, fully paid and non-assessable by the Fund.
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                  We note that under Massachusetts law, shareholders of a
Massachusetts business trust could, under certain circumstances, be held personally liable for the obligations of such trust. However, the Trust Agreement disclaims shareholder liability for claims against the Fund. The Trust Agreement further provides that every note, bond, contract, instrument, certificate or other undertaking made or issued by the Fund's trustees or officers shall recite to the effect that the same was executed or made by or on behalf of the Fund or by them as trustees of officers and that the obligations of such instrument are not binding upon the Fund's shareholders individually but are binding only upon the assets and property of the Fund or a particular portfolio thereof. The Trust Agreement provides for indemnification out of the assets of the portfolio of which a shareholder owns or owned shares, for any and all loss or expense for which the shareholder shall be charged or held personally liable solely by reason of the shareholder's being or having been such a shareholder. Thus, the risk of a shareholder's incurring financial loss on account of shareholder liability is limited to circumstances in which the relevant portfolio itself would be unable to meet its obligations.

                  We hereby consent to the filing of this opinion in connection with Post-Effective Amendment No. 7 to the Fund's Registration Statement on Form N-1A.

                                                   Very truly yours,



                                                   /s/ Drinker Biddle & Reath
                                                   ----------------------------
                                                   Drinker Biddle & Reath